UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2004

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Motor Parkway
Hauppauge, New York 11788-5145

(Address of principal executive offices)

(631) 232-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

On April 23, 2004, Curative Health Services, Inc. completed its acquisition of Critical Care Systems, Inc. (“CCS”), the private placement issuance under Rule 144A and Regulation S of the Securities Act of $185 million aggregate principal amount of its 10.75% senior notes due 2011 and the refinancing of its existing credit facility with GE Healthcare Financial Services, a unit of GE Commercial Finance, as agent and lender, to a $40 million senior secured credit facility.  Pursuant to the closing of these transaction, Mr. Paul F. McConnell entered into an employment agreement, a noncompetition agreement and a restricted stock unit award agreement with the Company. These agreements are filed as exhibits to this report.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 10.1	Employment Agreement, dated as of April 23, 2004, by and between Curative Health Services, Inc. and Paul F. McConnell.

	Exhibit 10.2	Noncompetition Agreement, dated as of April 23, 2004, by and between Curative Health Services, Inc. and Paul F. McConnell.

	Exhibit 10.3	Restricted Stock Unit Award Agreement, dated as of April 23, 2004, by and between Curative Health Services, Inc. and Paul F. McConnell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2004

CURATIVE HEALTH SERVICES, INC.

	By:	/s/ Thomas Axmacher
Name: Thomas Axmacher
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of April 23, 2004, by and between Curative Health Services, Inc. and Paul F. McConnell.

10.2	Noncompetition Agreement, dated as of April 23, 2004, by and between Curative Health Services, Inc. and Paul F. McConnell.

10.2	Restricted Stock Unit Award Agreement, dated as of April 23, 2004, by and between Curative Health Services, Inc. and Paul F. McConnell